Exhibit 10(hhhh)

                               SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

         AGREEMENT made as of this 1st day of October, 1994 between URT INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Florida (the "Company"), whose principal offices are located at 3451 Executive Way, Miramar, Florida 33025, and ALLAN WOLK, whose business address is 3451 Executive Way, Miramar, Florida 33025 ("Wolk").

         On February 1, 1989, the Company and Wolk entered into a stock purchase agreement (the "Stock Purchase Agreement") under which Wolk agreed to purchase an aggregate of 2,000,000 shares of the Company's Class A common stock for an aggregate purchase price of $400,000 at a rate of 400,000 shares per year on the first day of February of each year from 1990 through 1994.

         In 1990 and 1991, Wolk purchased an aggregate of 800,000 shares of such stock for a total consideration of $160,000, leaving a balance of 1,200,000 shares unpurchased.

         By an amendment to the Stock Purchase Agreement dated March 1, 1992 (the "First Amendment"), the Company and Wolk agreed that the remaining 1,200,000 shares would be sold to Wolk and purchased by him in 96 equal consecutive monthly installments of 12,500 shares each, the first of which would occur on April 1, 1992 and that on each such installment date, Wolk would pay the Company $2,500 for the shares purchased.

         Pursuant to the Stock Purchase Agreement, as amended by the First Amendment (the "Amended Stock Purchase Agreement"), between April 1, 1992 and September 1, 1994, Wolk purchased an aggregate of 375,000 shares of the Company's Class A common stock for which he paid the Company an aggregate of $75,000 leaving an aggregate of 825,000 shares of such stock remaining unpurchased (the "Unpurchased Shares") under the Amended Stock Purchase Agreement.

         The Company and Wolk have agreed that on and after October 1, 1994 (the "Effective Date"), the Company shall not sell to Wolk and Wolk shall not purchase from the Company any further shares of stock under the Amended Stock Purchase Agreement and wish to set forth such agreement herein.

         IT IS, THEREFORE, AGREED THAT:

         1. Effective on and after the Effective Date, the Amended Stock Purchase Agreement shall be terminated and have no further force or effect and all of the provisions of this Agreement shall apply.

         2. As a  result  of such  termination  of the  Amended  Stock  Purchase
Agreement:

         (a) from and after the Effective Date, the Company shall have no obligation to sell to Wolk any of the Unpurchased Shares and Wolk shall have no obligation to pay to the Company any of the consideration therefor which is provided for in the Amended Stock Purchase Agreement; and

         (b) Wolk shall have no right to purchase any of the Unpurchased Shares and the Company shall have no right to receive from him the balance of the consideration which would have been payable under the Amended Stock Purchase Agreement if he had been obligated to purchase the Unpurchased Shares.

         3. Both  parties  shall  execute  and  deliver  such other


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


and further documents and take such other and further action as either party may request at any time for the purpose of further evidencing that all of the obligations under the Amended Stock Purchase Agreement terminated on the Effective Date.

         4. This Second Amendment shall be binding upon the Company and its successors and assigns and upon Wolk and his heirs, legal representatives and assigns. It may not be altered, amended or supplemented except by an instrument in writing signed by both the Company and Wolk. It constitutes the entire agreement of the parties with respect to the subject matter set forth herein.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.



WITNESSED ON BEHALF
OF THE COMPANY BY:                URT INDUSTRIES, INC.


/s/ Terecita Perez                By:/s/ David Jackowitz (L.S.)
- ---------------------------          --------------------------------
                                                 President


/s/ Beatriz Rodriguez
- ---------------------------


WITNESSED ON BEHALF
OF THE EMPLOYEE BY:

/s/ Gail Sokolow                                /s/Allan Wolk
- ---------------------------          --------------------------------
                                                  Allan Wolk


/s/ Rebecca Sandoval
- ---------------------------

WITNESSED ON BEHALF
OF THE EMPLOYEE BY:


/s/ Rebecca Sandoval                          /s/David Jackowitz
- ---------------------------          --------------------------------
                                               David Jackowitz


/s/ Gail Sokolow
- ---------------------------


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